UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 25, 2007

Commission File Number 333-43089

The GSI Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	37-0856587
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1004 E. Illinois Street, Assumption, Illinois	62510
(Address of principal executive offices)	(Zip Code)

(217) 226- 4421
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(  ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(  ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

(  ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

(  ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

ITEM 8.01 OTHER EVENTS

The Registrant has announced in the form of a press release, attached as Exhibit 99.1 that its sole parent company has entered into an agreement for a pending transaction, which if consummated would result in a change of control of such parent company, and indirectly, a change of control of the Registrant.

It is contemplated that if the pending transaction is consummated, substantially all of the Registrant's existing debt will be refinanced, including the outstanding 12% Senior Notes due 2013.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by The GSI Group, Inc. dated June 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GSI GROUP, INC.
(Registrant)

Date: June 25, 2007

By: /s/ William J. Branch
Name: William J. Branch
Title: Chief Executive Officer and Chairman